Exhibit 4.56

EXECUTION VERSION

SUPPLEMENTAL AGREEMENT NO. 3

29 JANUARY 2010

DRILLSHIP KITHIRA OWNERS INC.

as Owner

DEUTSCHE BANK AG, LONDON BRANCH

as Bookrunner and Joint Mandated Lead Arranger

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

as Joint Mandated Lead Arranger

DEUTSCHE BANK AG, LONDON BRANCH

and

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

as Swap Banks

DEUTSCHE BANK LUXEMBOURG S.A.

as Facility Agent

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

as Security Trustee

Relating to

US$562,500,000 CREDIT FACILITY AGREEMENT

Dated 18 July 2008

as amended and supplemented by Supplemental Agreement dated 17 September 2008 and the Supplemental Agreement No. 2 dated 18 December 2008

Allen & Overy LLP

London

THIS AGREEMENT is dated 29 January 2010 and is made

BETWEEN:

(1)	DRILLSHIP KITHIRA OWNERS INC., a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (the Owner);

(2)	DEUTSCHE BANK AG, LONDON BRANCH as bookrunner and joint mandated lead arranger and bookrunner (in this capacity the Bookrunner and Joint Mandated Lead Arranger);

(3)	DEXIA CRÉDIT LOCAL, NEW YORK BRANCH as joint mandated lead arranger (in this capacity the Joint Mandated Lead Arranger);

(4)	DEUTSCHE BANK AG, LONDON BRANCH as swap bank (in this capacity a Swap Bank);

(5)	DEXIA CRÉDIT LOCAL, NEW YORK BRANCH as swap bank (in this capacity a Swap Bank);

(6)	DEUTSCHE BANK LUXEMBOURG S.A., as facility agent and acting on behalf of the Finance Parties (as defined in the Credit Agreement) (the Facility Agent); and

(7)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT as security trustee (in this capacity the Security Trustee).

WHEREAS:

(A)	By the credit facility agreement dated 18 July 2008 as amended and supplemented by a supplemental agreement dated 17 September 2008 and the supplemental agreement No. 2 dated 18 December 2008 between, inter alia, the Owner as the Borrower, the financial institutions referred to therein as Lenders, Deutsche Bank AG, London Branch as Bookrunner and Joint Mandated Lead Arranger, Dexia Crédit Local, New York Branch as Joint Mandated Lead Arranger, Deutsche Bank AG, London Branch and Dexia Crédit Local, New York Branch as Swap Banks, Deutsche Bank Luxembourg S.A. as the Facility Agent and Deutsche Bank AG Filiale Deutschlandgeschäft as the Security Trustee, (the Credit Agreement), the Lenders have made available to the Owner secured credit facilities up to US$562,500,000.

(B)	The Parties wish to amend the Credit Agreement in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

(a)	In this Agreement:

Conditions Precedent Documents means the documents set out in Schedule 1 (Condition Precedent Documents) to this Agreement.

Effective Date means the date when the Facility Agent notifies me Owner and the Lenders in the form of notice set out in Schedule 2 (Form of Effective Date Notice) that it has received all of the Conditions Precedent Documents in form and substance satisfactory to the Facility Agent.

Financial Covenant Consent Letter means the consent letter dated 5 June 2009 from the Facility Agent and the Security Trustee to the Owner and the Sponsor whereby the Facility Agent and the Security Trustee waived the financial covenants set out clauses in 7.14 (a) and 7.14 (c) of the Sponsor Construction and Post-Delivery Guarantee and the Event of Default under the Credit Agreement resulting from the breach of those financial covenants, all on the terms and subject to the conditions of the consent letter.

Swap Consent Letter means the consent letter dated 11 February 2009 from the Facility Agent to the Owner and the Sponsor whereby the Facility Agent consented to the Owner entering into New Swap Agreements (as defined therein) and incurring Financial Indebtedness on the terms and subject to the conditions of the consent letter.

(b)	Unless a contrary indication appears, a term used in the Credit Agreement has the same meaning in this Agreement

1.2	Construction

The principles of construction set out in Clause 1.2 of the Credit Agreement shall have effect as if set out in this Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT

As of and with effect from the Effective Date, the Credit Agreement shall, without prejudice to the other provisions of this Agreement, be amended as follows:

(a)	by amending the definition of Drilling Charter Cut-off Date in Clause 1.1 of the Credit Agreement so that it reads as follows:

“Drilling Charter Cut-off Date means the earlier of (a) 30 April 2011 and (b) the Delivery Date of the Vessel.”;

(b)	by inserting a new definition “Vessel Drilling Charter Date” in Clause 1.1 of the Credit Agreement to read as follows:

“Vessel Drilling Charter Date means the date upon which the Owner (i) enters into a Five Year Drilling Charter in respect of the Vessel which satisfies the other requirements set out for a Drilling Charter under Clause 16.22 of this Agreement and (ii) satisfies the provisions of Clause 16.22 (b) of this Agreement.”;

(c)	by inserting a new definition “Vessel and Sister Vessel Drilling Charter Date” in Clause 1.1 of the Credit Agreement to read as follows:

“Vessel and Sister Vessel Drilling Charter Date” means the date upon which a Drilling Charter and a Sister Drilling Charter have been entered into and:

(a)	the Drilling Charter is a Five Year Drilling Charter and the Sister Drilling Charter is a Sister Five Year Drilling Charter; or

(b)	the Drilling Charter is a Five Year Drilling Charter and the Sister Drilling Charter is a Sister Three Year Drilling Charter; or

(c)	the Drilling Charter is a Three Year Drilling Charter and the Sister Drilling Charter is a Sister Five Year Drilling Charter,

and provided further that the Drilling Charter and the Sister Drilling Charter (i) satisfy the other requirements set out for a Drilling Charter and a Sister Drilling Charter under Clause 16.22 of this Agreement and clause 16.22 of the Sister Loan Agreement, respectively and (ii) satisfy the provisions of Clause 16.22 (b) of this Agreement and clause 16.22 (b) of the Sister Loan Agreement, respectively.”;

(d)	by amending Clause 22(a) of the Credit Agreement so that it reads as follows:

“(a)	financing or refinancing the cost of construction of the Vessel pursuant to the Shipbuilding Contract;”;

(e)	by amending Clause 4.2(a)(i) of the Credit Agreement so that it reads as follows:

“(i)	for an Instalment Loan (other than the Delivery Loan), is the date on which the corresponding Instalment is payable under the terms of the Shipbuilding Contract or, in the case of an Instalment Loan which is to be used to refinance an Instalment, is a date after the date on which the Owner has paid the corresponding Instalment to the Builder under the Shipbuilding Contract;”;

(f)	by amending Clause 4.2(c)(i) of the Credit Agreement so that it reads as follows:

“(i)	if either

(A)	the Vessel Drilling Charter Date has occurred at least ten (10) Business Days prior to the relevant Utilisation Date; or

(B)	if a Drilling Charter and a Sister Drilling Charter has been entered into ten (10) Business Days prior to the relevant Utilisation Date; and

(I)	the Drilling Charter is a Five Year Drilling Charter and the Sister Drilling Charter is a Sister Five Year Drilling Charter, or

(II)	the Drilling Charter is a Five Year Drilling Chatter and the Sister Drilling Charter is a Sister Three Year Drilling Charter; or

(III)	the Drilling Charter is a Three Year Drilling Charter and the Sister Drilling Charter is a Sister Five Year Drilling Charter,

a percentage of the Scheduled Instalment Amount or, as applicable the Approved Incidental Vessel Costs (in each case determined by the Facility Agent) to be derived from an iterative process in a manner that the expected LTC Ratio at the Utilisation Date following the advance of the Loan equals zero point seven (0.7); or”;

(g)	by amending Clause 12.2(a)(iii)(C) of the Credit Agreement so that it reads as follows:

“(C)	on or prior to the earlier to occur of the Vessel and Sister Vessel Drilling Charter Date and the Drilling Charter Cut-off Date, an aggregate amount equal to all anticipated Equity Contributions to be made until the Final Completion Date in accordance with the relevant Approved Budget;”;

(h)	by amending Clause 12.2(d) of the Credit Agreement so that it reads as follows:

“(d)	The balance of the Equity Account shall at all times prior to the earlier to occur of the Vessel and Sister Vessel Drilling Charter Date and the Drilling Charter Cut-off Date be at least equal to the Loans drawn under this Agreement as at the relevant time. If the balance of the Equity Account falls at any time below the amount of the Loans drawn, the Owner shall immediately pay, or procure that there is paid into the Equity Account such amount as shall restore the credit balance of the Equity Account to an amount equal to the aggregate amount of the Loans drawn under this Agreement as at that time, provided that if the Vessel and Sister Vessel Drilling Charter Date has occurred and no Event of Default or Mandatory Prepayment Event has occurred and is continuing, the funds standing to the credit of the Equity Account (other than the anticipated Equity Contributions paid into the Equity Account in accordance with Clause 12.2 (a) (iii) (C)) shall be released to the Owner or to its order.”;

(i)	by amending Clause 12.2(e)(ii) of the Credit Agreement so that it reads as follows:

“(ii)	on each Utilisation Date, after the proceeds of the relevant Loan have been credited, sufficient amounts from the Proceeds Account to (A) any account specified by the Builder to be applied to make Instalment payments or, in the case that the relevant Loan is to be used to refinance the Instalment payment already paid to the Builder by the Owner, any account specified by the Owner, and (B) the account nominated by the Facility Agent, to be applied to part of the Incidental Costs Loan as does not relate to Incidental Vessel Costs, and (C) any account specified by the Owner to be applied towards such other items or costs as are Included in the Vessel Cost,”;

(j)	by amending Clause 12.8(a) of the Credit Agreement so that it reads as follows:

“(a)	The Owner shall pay, or procure that there is paid to the Debt Service Reserve Account on or prior to the earlier to occur of the Vessel and Sister Vessel Drilling Charter Date and the Drilling Charter Cut-off Date an amount equal to US$25,000,000.”;

(k)	by amending paragraph 5 of Part 3, Schedule 2 to the Credit Agreement so that it reads as follows:

“5.	Evidence that (i) the Vessel Drilling Charter Date has occurred or (ii) the Vessel and Sister Vessel Drilling Charter Date has occurred”;

(l)	by amending paragraph 6 of Part 3, Schedule 2 to the Credit Agreement so that it reads as follows:

“6.	A certified copy of the invoice issued by the Builder in relation to the Instalment payable by the Owner on the Instalment Loan 2 Utilisation Date or, if the Instalment Loan is to be used to refinance the Instalment, the invoice issued by the Builder in relation to the Instalment referred to in Article II paragraph 4(c) of the Shipbuilding Contract together with evidence in writing that the Owner has paid the relevant Instalment to the Builder.”;

(m)	by amending paragraph 7 of Part 3, Schedule 2 to the Credit Agreement so that it reads as follows:

“7.	If the Vessel and Sister Vessel Drilling Charter Date has occurred, evidence from the Equity Account Bank that the required Equity Collateral has been placed in the Equity Account in accordance with Clause 12.2(a)(iii)(C).”

(n)	by amending paragraph 8 of Part 3, Schedule 2 to the Credit Agreement so that it reads as follows:

“8.	If the Vessel and Sister Vessel Drilling Charter Date has occurred, evidence from the Account Bank that the amount of US$25,000,000 has been paid into the Debt Service Reserve Account in accordance with Clause 12.8(a).”; and

(o)	by amending paragraph 5 of Part 4, Schedule 2 to the Credit Agreement so that it reads as follows:

“5.	A certified copy of the invoice issued by the Builder in relation to the Instalment payable by the Owner on the Instalment Loan 3 Utilisation Date or, if the Instalment Loan is to be used to refinance the Instalment, the invoice issued by the Builder in relation to the Instalment referred to in Article II paragraph 4(d) of the Shipbuilding Contract together with evidence in writing that the Owner has paid the relevant Instalment to the Builder.”.

3.	TERMINATION OF THE SWAP CONSENT LETTER

The Parties agree and confirm that as of and with effect from the date of this Agreement, the Swap Consent Letter shall be terminated and all consents given thereunder shall be revoked. The Owner confirms that it has not entered into any New Swap Agreement (as defined in the Swap Consent Letter).

4.	TERMINATION OF THE FINANCIAL COVENANT CONSENT LETTER

The Parties agree and confirm that as of and with effect from the date of this Agreement, the Financial Covenant Consent Letter shall be terminated and all waivers and consents given thereunder shall be revoked.

5.	REPRESENTATIONS AND WARRANTIES

The representations and warranties set out in Clause 14 (Representations and Warranties) of the Credit Agreement are true as if made on the date of this Agreement and on the Effective Date, in each case as if references to the Credit Agreement are references to the Credit Agreement as amended by this Agreement, with reference to the facts and circumstances then existing.

6.	MISCELLANEOUS

(a)	This Agreement and the Credit Agreement as amended by this Agreement are each a Finance Document.

(b)	Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the date of this Agreement, the Credit Agreement and this Agreement will be read and construed as one document.

7.	RESERVATION OF RIGHTS

Each Finance Party reserves any other right or remedy (whether under the Finance Documents, at law or otherwise) it may have now or subsequently. This Agreement does not constitute a waiver of any right or remedy other than those which are expressly waived or amended in accordance with this Agreement and then only on the terms and subject to the conditions contained in this Agreement.

8.	FURTHER ASSURANCE

Each of the Parties hereto shall do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

9.	GOVERNING LAW AND JURISDICTION

The provisions of Clause 35 (Governing Law) and Clause 36 (Enforcement) of the Credit Agreement shall be incorporated in this Agreement as if they were set out in full in this Agreement and as if references in that Clause to “this Agreement” are references to this Agreement.

10.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITION PRECEDENT DOCUMENTS

1.	Refresh certificates or, as the case may be confirmation and satisfactory evidence of continued compliance with the conditions precedent referred to in Part 1 of Schedule 2 to the Credit Agreement at paragraphs 1, 3, 18, 19 and 21.

2.	An up to date certificate of goodstanding of Ocean Rig UDW Inc. and a confirmation that its constitutional documents remain in full force and effect and have not been amended, repealed or superseded since they were previously provided to the Facility Agent or the Security Trustee.

3.	A certified copy of a resolution of the board of directors and shareholder of the Owner:

(a)	approving the terms of, and the transactions contemplated by this Agreement and resolving that it executes this Agreement;

(b)	authorising a specified person or persons to execute this Agreement on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

4.	A certified copy of a resolution of the board of directors and shareholders of the Sister Owner, the Parent, the Sister Parent, the Parent Shareholder and Ocean Rig UDW Inc. (together, the Related Parties) approving the terms of, and the transactions contemplated by this Agreement and confirming that the Finance Documents and the Sister Finance Documents to which they are a party remain in full force and effect and approving the execution of the certificate referred to in paragraph 5 below.

5.	A pdf-copy of the certificate (with original to follow within five (5) Business Days from the date of this Agreement) from the Owner and the Related Patties addressed to the Facility Agent and the Security Trustee confirming that the Finance Documents and the Sister Finance Documents to which they are a party remain in full force and effect.

6.	A certified copy of a resolution of the board of directors of the Sponsor approving the terms of, and the transactions contemplated by this Agreement and confirming that the Sponsor Construction and Post-Delivery Guarantee remains in full force and effect and approving the execution of the certificate referred to in paragraph 4 below.

7.	A pdf-copy of the certificate (with original to follow within five (5) Business Days from the date of this Agreement) from the Sponsor addressed to the Facility Agent and the Security Trustee acknowledging and confirming (i) that the Sponsor Construction and Post-Delivery Guarantee remains in full force and effect, (ii) the termination of the Swap Consent Letter and (iii) the termination of the Financial Covenant Consent Letter.

8.	A pdf-copy of this Agreement, notarised, legalised and/or apostilled as necessary, duly executed by all parties (with original to follow within five (5) Business Days from the date of this Agreement).

9.	A pdf-copy of an amendment agreement to the GIEK Guarantee (with original to follow within five (5) Business Days from the date of this Agreement), addressed in favour of the Eksportfinans Lenders, notarised, legalised and/or apostilled as necessary, duly executed by all parties.

10.	A legal opinion of Seward & Kissel LLP, Marshall Islands legal advisers to the Lenders, addressed to the Facility Agent as agent for and on behalf of itself and the Lenders.

11.	A legal opinion of Allen & Overy LLP, London, English legal advisers to the Lenders, addressed to the Facility Agent as agent for and on behalf of the Lenders.

12.	A legal opinion of Allen & Overy LLP, London, English legal advisers to GIEK, addressed to Eksportfinans and concerning certain provisions of the amended GIEK Guarantee.

13.	Receipt by the Facility Agent of such other documents which, based on legal advice from the relevant legal advisers, are necessary to evidence the legality, validity and enforceability of the obligations of the Owner to this Agreement or the continuing legality, validity and enforceability of any obligor to any other Finance Document.

SCHEDULE 2

FORM OF EFFECTIVE DATE NOTICE

To:

Drillship Kithira Owners, Inc. (as Owner)

and

the Lenders referred to in Schedule 1 to the Credit Agreement (as defined below)

Date:[—] January 2010

Dear Sirs,

We refer to a supplemental agreement No. 3 dated [—] January 2010 (the Supplemental Agreement) relating to US$562,500,000 credit agreement dated 18 July 2008 (as amended and supplemented pursuant to the supplemental agreement dated 17 September 2008 and the supplemental agreement No. 2 dated 18 December 2008, the Credit Agreement) between, among others, Drillship Kithira Owners Inc. as the Owner, the Lenders referred to in Schedule 1 to the Credit Agreement and ourselves as the Facility Agent.

Capitalised terms in the Credit Agreement shall have the same meaning herein, save where expressly defined otherwise.

This is to notify you that the Effective Date as defined in the Supplemental Agreement has occurred on the date of this notice.

Yours sincerely,

DEUTSCHE BANK LUXEMBOURG S.A. as the Facility Agent

By:	By:

SIGNATORIES

DRILLSHIP KITHIRA OWNERS INC. – SUPPLEMENTAL AGREEMENT No. 3

Owner

SIGNED by as attorney for
DRILLSHIP KITHIRA OWNERS INC. in the presence of: /s/ Illegible Witness:	/s/ Stelios N. Deverakis STELIOS N. DEVERAKIS

The Bookrunner and Joint Mandated Lead Arranger

By:

as authorised signatory for DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:

as authorised signatory for DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:

as authorised signatory for DEUTSCHE BANK AG, LONDON BRANCH

By:

as authorised signatory for DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

10

SIGNATORIES

DRILLSHIP KITHIRA OWNERS INC. – SUPPLEMENTAL AGREEMENT No. 3

Owner

SIGNED by as attorney for
DRILLSHIP KITHIRA OWNERS INC. in the presence of:

Witness:

The Bookrunner and Joint Mandated Lead Arranger

By: /s/ Illegible	/s/ Illegible

as authorised signatory for
DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:

as authorised signatory for
DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By: /s/ Illegible	/s/ Illegible

as authorised signatory for
DEUTSCHE BANK AG, LONDON BRANCH

By:

as authorised signatory for
DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

10

SIGNATORIES

DRILLSHIP KITHIRA OWNERS INC. – SUPPLEMENTAL AGREEMENT No. 3

Owner

SIGNED by as attorney for
DRILLSHIP KITHIRA OWNERS INC. in the presence of:

Witness:

The Bookrunner and Joint Mandated Lead Arranger

By:

as authorised signatory for
DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By	/s/ Brian T. Caldwell	/s/ Fransisco Dasas

as authorised signatory for
DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:

as authorised signatory for
DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Brian T. Caldwell	/s/ Fransisco Dasas

as authorised signatory for
DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Facility Agent

acting on its own behalf and on behalf of the Finance Parties

By: /s/ Illegible

as authorised signatory for
DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By:

as authorised signatory for
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

The Facility Agent

acting on its own behalf and on behalf of the Finance Parties

By:

as authorised signatory for
DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By: /s/ Illegible

as authorised signatory for
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT